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                                                                   EXHIBIT 10.13

Mr. L. Ben Lytle
Grandview Lake
3741 Poplar Drive
Columbus, IN 47201


Re:  Anthem Insurance Companies, Inc. -
     L. Ben Lytle Approved Retirement
     Consulting Arrangement

Dear Ben:

When you retired from Anthem Insurance Companies, Inc. ("Anthem") effective April 1, 1999, pursuant to an Approved Retirement, the Compensation Committee of the Board of Directors approval payments to you if you agreed to be available for consultation at mutually agreed upon times, up to a maximum of eight (8) days each quarter of the year until December 31, 2002. Since you agreed to make yourself so available, Anthem has paid and is obligated to continue to pay you $400,000 annually for your consultation services through December 31, 2002. In addition, the Compensation Committee approved that in any quarter in which Anthem has requested you to provide more than eight (8) days of consultation, Anthem will pay you $500 per hour, up to a maximum of $5,000 per day.

Sincerely,


/s/ David R. Frick
David R. Frick


/jrs